   As filed with the Securities and Exchange Commission on December 7, 2001

                                                     Registration No. 333-71762
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                                Amendment No. 2

                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                                XTO Energy Inc.
            (Exact name of registrant as specified in its charter)

                           Delaware                                          75-2347769
(State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification Number)

                              810 Houston Street
                            Fort Worth, Texas 76102
                                (817) 870-2800
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               -----------------

                               Frank G. McDonald
                              810 Houston Street
                            Fort Worth, Texas 76102
                                (817) 870-2800
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                               -----------------

                       Copies of all communications to:
                           F. Richard Bernasek, Esq.
                          Kelly, Hart & Hallman, P.C.
                          201 Main Street, Suite 2500
                            Fort Worth, Texas 76102
                                (817) 332-2500

                               -----------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                               -----------------

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                 Proposed maximum  Proposed maximum
                                                   Amount to be   offering price  aggregate offering      Amount of
Title of each class of securities to be registered registered(1)  per unit(1)(2)    price(1)(2)(3)   registration fee(4)
-------------------------------------------------------------------------------------------------------------------------
       Primary Offering:
       Debt Securities(5).........................
       Preferred Stock, par value $0.01 per
         share(6)(7)..............................
       Common Stock, par value $0.01 per
         share(6)(8)..............................
       Warrants(9)................................
       Total...................................... $590,000,000        100%          $590,000,000         $147,500
       Secondary Offering:
       Common Stock, par value $0.01 per
         share.................................... $ 10,000,000        100%          $ 10,000,000         $  2,500
       Total...................................... $600,000,000        100%          $600,000,000         $150,000(10)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Not specified for each class of securities pursuant to General Instruction II.D. of Form S-3.
(2) The proposed maximum initial offering price per unit will be determined, from time to time, by XTO Energy Inc.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time in the offering pursuant to this Registration Statement exceed $600,000,000.
(4) Pursuant to Rule 457(p), the registration fee is being offset by the amount of the fee associated with $99,375,000 in unsold securities registered by XTO Energy Inc., named Cross Timbers Oil Company prior to June 1, 2001, in a prior registration statement on Form S-3, No.
     333-46909, initially filed on February 25, 1998. The amount of the previously paid fee that is applied against the current registration fee is $29,315.
(5) Subject to footnote (3), there are being registered hereunder an indeterminate principal amount of debt securities as may be sold from time to time by XTO Energy Inc. If any debt securities are issued at any original issue discount, then the amount registered will include such greater principal amount measured by the initial offering price thereof.
(6) Subject to footnote (3), there are being registered hereunder an indeterminate number of shares of preferred stock and common stock as may be issuable upon the conversion of debt securities or preferred stock or upon the exercise of warrants, plus such additional shares as may be issued pursuant to anti-dilution adjustments resulting from stock splits, stock dividends and similar transactions.
(7) Subject to footnote (3), there are being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time by XTO Energy Inc.
(8) Subject to footnote (3), there are being registered hereunder an indeterminate number of shares of common stock as may be sold from time to time by XTO Energy Inc.
(9) Subject to footnote (3), there are being registered hereunder an indeterminate number of warrants as may be sold from time to time by XTO Energy Inc.
(10) Previously paid.

                               -----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 7, 2001


PROSPECTUS

                                 $600,000,000

                                XTO Energy Inc.

                                Debt Securities
                                Preferred Stock
                                 Common Stock
                                   Warrants

                               -----------------

   This prospectus contains summaries of the general terms of these securities and the general manner in which they will be offered for sale. At the time of each offering we will provide the specific terms, manner of offering and the initial public offering price of the securities in a supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you decide to invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

   Additionally, various stockholders of XTO Energy may offer and sell shares of common stock from time to time. The total of all securities offered by us and by selling stockholders will not exceed combined initial offering prices of $600,000,000.

   XTO Energy Inc.'s common stock is listed on the New York Stock Exchange under the symbol "XTO."

                               -----------------

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------


                  This prospectus is dated December  , 2001.

                               TABLE OF CONTENTS

                                    Page
                                    ----
About this Prospectus..............   3
Where You Can Find More Information   3
Incorporation by Reference.........   4
Forward-Looking Statements.........   4
XTO Energy Inc.....................   5
Use of Proceeds....................   5
Ratio of Earnings to Fixed Charges.   5
Description of Debt Securities.....   6
Description of Preferred Stock.....  14
Description of Common Stock........  16
Description of Warrants............  17
Plan of Distribution...............  18
Validity of Offered Securities.....  19
Experts............................  19

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a "shelf" registration statement that we filed with the Securities and Exchange Commission. By using a shelf registration statement, we may sell from time to time in one or more offerings any combination of the securities described in this prospectus. The total dollar amount of the securities we may sell through these offerings will not exceed $600,000,000. For further information about the securities and us you should refer to our registration statement and its exhibits. In this prospectus, we have summarized material provisions of contracts and other documents. For a complete description of the terms of these documents, you should review the full texts, which are included as exhibits to our registration statement. The registration statement can be obtained from the SEC as described below under the heading "Where You Can Find More Information."

   This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains more specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information included in our reports, proxy statements and other information filed with the Securities and Exchange Commission. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

   You should rely only on information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus and information that we previously filed with the SEC and incorporated by reference in this prospectus is accurate as of the date on the front cover of this prospectus. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference rooms at:

      450 Fifth Street, N.W.
      Room 1024
      Washington, D.C. 20549

      Woolworth Building
      233 Broadway
      New York, New York 10279

      Citicorp Center
      500 West Madison Street
      Suite 1400
      Chicago, Illinois 60661

   You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect the reports and other information we file with the SEC at:

                            New York Stock Exchange
                                20 Broad Street
                           New York, New York 10005

                          INCORPORATION BY REFERENCE

   The SEC allows us to "incorporate by reference" information we file with them. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Information we file with the SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.

   We incorporate by reference the following documents which, prior to June 1, 2001, were filed with the SEC under XTO Energy's previous name, Cross Timbers Oil Company:

   .   Annual Report on Form 10-K for the year ended December 31, 2000;


   . Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2001;



   . Current Reports on Form 8-K filed on January 12, 2001 (Report dated January 3, 2001), May 24, 2001 (Report dated May 15, 2001), June 20, 2001 (Report dated June 11, 2001) and December 6, 2001 (Report dated December 3, 2001);


   . The description of XTO Energy's common stock contained in Form 8-A dated April 8, 1993, as amended by Amendment No. 1 dated September 18, 1996; and

   . All other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but before the end of the offering of the securities made by this prospectus.

   As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents that are not specifically incorporated by reference, at no cost to you, by writing or calling us at:

                                XTO Energy Inc.
                           Attn: Investor Relations
                              810 Houston Street
                            Fort Worth, Texas 76102
                                (817) 870-2800

                          FORWARD-LOOKING STATEMENTS

   Some statements made by XTO Energy in this prospectus and incorporated by reference from documents filed with the SEC are prospective and constitute forward-looking statements. These statements encompass information that does not directly relate to any historical or current fact and include information that is based on beliefs of and assumptions made by management of XTO Energy. The statements often may be identified with words such as "anticipates," "believes," "expects," "intends," "plans," "projects," "estimates" and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. The most significant of these risks, uncertainties and other factors are discussed in sections of documents we incorporate by reference, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business and Properties." We will include in any prospectus supplement a description of significant factors that could cause actual results to differ materially from those described in the forward-looking statements.

                                XTO ENERGY INC.

   XTO Energy is a leading United States independent energy company. We acquire, develop and explore oil and natural gas properties and produce, process, market and transport oil and natural gas in the United States. Prior to our name change on June 1, 2001, we were known as Cross Timbers Oil Company. Our growth has come primarily through acquisition of reserves, followed by aggressive development activities and the purchase of additional interests in or near our existing reserves. Our properties are concentrated in:

   .   the East Texas Basin of Texas and Louisiana;

   .   the Arkoma Basin of Arkansas and Oklahoma;

   .   the San Juan Basin of northwestern New Mexico;

   .   the Hugoton Field in Kansas and Oklahoma;

   .   the Permian Basin of West Texas and New Mexico;

   .   the Anadarko Basin of Oklahoma;

   .   the Green River Basin of Wyoming; and

   .   the Middle Ground Shoal Field in Alaska's Cook Inlet.

   XTO Energy is a Delaware corporation. Our principal executive offices are located at 810 Houston Street, Fort Worth, Texas 76102, and our telephone number is (817) 870-2800.

                                USE OF PROCEEDS

   Unless we have indicated otherwise in the accompanying prospectus supplement, we expect to use the net proceeds we receive from any offering of these securities for our general corporate purposes, including working capital, repayment or reduction of debt, capital expenditures, acquisitions of additional oil and natural gas properties and repurchases and redemptions of securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our ratio of earnings to fixed charges for the periods indicated.






                                                                 Nine Months
                                       Year Ended December 31,      Ended
                                       ------------------------ September 30,
                                       1996 1997 1998 1999 2000     2001
                                       ---- ---- ---- ---- ---- -------------
Ratio of earnings to fixed charges (a) 2.6x 2.1x  (b) 1.9x 2.8x     8.0x

--------
(a) For the purpose of calculating the ratio of earnings to fixed charges, earnings include income (loss) from continuing operations before income taxes and fixed charges. Fixed charges include interest expense, preferred stock dividends and an imputed interest expense on operating lease rentals (assumed as one-third of rentals).
(b) Fixed charges exceeded earnings by $108.4 million. Excluding the effects of a $93.7 million pre-tax net loss on investment in equity securities and a $2 million pre-tax, non-cash impairment charge, fixed charges exceeded earnings by $19 million.

                        DESCRIPTION OF DEBT SECURITIES

PROVISIONS APPLICABLE TO SENIOR DEBT SECURITIES

   This section summarizes the general terms of the senior debt securities we may offer from time to time. The prospectus supplement relating to any particular senior debt securities offered will describe the specific terms of the series of senior debt securities, which may be in addition to or different from the general terms summarized in this section.

   Senior debt securities may be issued from time to time in one or more series under an indenture between XTO Energy and a trustee that is named in a prospectus supplement. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The following summary of the provisions of the indenture and the senior debt securities is not meant to be a complete description of all their terms and is qualified in its entirety by reference to the indenture.

General

   The indenture does not limit the amount of senior debt securities which may be issued under the indenture, and we may issue debt securities in one or more series in principal amounts as we authorize from time to time. Unless otherwise specified in the prospectus supplement, the senior debt securities will be unsecured and will rank equally with all our other unsecured and unsubordinated indebtedness.

   Each prospectus supplement will describe the following terms of any series of senior debt securities we offer:

   .   the title;

   .   any limit on the aggregate principal amount;

   . whether the senior debt securities will be issued initially in the form of a temporary global security or issued in the form of a permanent global security; the terms and conditions, if any, upon which the global security may be exchanged in whole or in part for other definitive senior debt securities; and the depositary for the global security;

   . the dates on which the principal and any premium is payable and the method of determination;

   . the interest rate or the method of its determination and the date from which interest will accrue;

   . the dates on which interest is payable and the regular record dates for the interest payment dates;

   . the place(s) where principal and any premium and interest is payable and the senior debt securities may be presented for registration of transfer;

   . whether the senior debt securities are redeemable at our option and the redemption prices, dates and other redemption terms and conditions;

   . whether we are obligated to redeem or purchase the senior debt securities according to any sinking fund or similar provision or at the holder's option and the prices, periods and terms and conditions of that redemption or purchase obligation;

   . if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which the senior debt securities will be issuable;

   . if other than United States Dollars, the currency or currencies of payment of principal and any premium and interest;

   . if payments are based on an index, the manner in which the amount of principal payments and any premium and interest is to be determined;

   . if other than the full principal amount, the portion of the principal amount payable if the maturity of the senior debt securities is accelerated;

   .   any additional covenants and restrictions of XTO Energy;

   . whether the senior debt securities will be subject to defeasance as described below under "Defeasance";

   .   any deletions or modifications to the events of default described below;

   . if applicable, the terms of any right to convert or exchange the senior debt securities into common stock, preferred stock or other securities;

   . any authenticating or paying agents, registrars, conversion agents or any other agents for the senior debt securities; and

   .   any other terms.

   Senior debt securities may be issued and sold at a substantial discount below their stated principal amount. If applicable, the prospectus supplement will describe any special United States federal income tax consequences and other considerations which apply to senior debt securities issued at a discount or to any securities denominated or payable in a foreign currency or currency unit.

Restrictive Covenants

   The indenture contains covenants and restrictions that will be applicable, unless waived or amended, so long as any senior debt securities are outstanding and have not been defeased in accordance with the indenture. A prospectus supplement for any series of senior debt securities may describe additional covenants and restrictions applicable to that series. For a complete description of the covenants you should refer to the indenture and any applicable supplemental indenture.

   Limitation on Liens. We and our subsidiaries, other than a royalty trust or any subsidiary designated by our board of directors as an unrestricted subsidiary, may not at any time create, incur, assume or permit to exist any liens on any of our property, assets, income or profits, other than specified liens permitted by the indenture, unless:

   . in the case of a lien securing subordinated indebtedness, the senior debt securities are secured by a lien on the same property that is senior in priority to the lien for the subordinated indebtedness; or

   . in the case of any other lien, the senior debt securities are secured equally and ratably with the obligation secured by the lien.

Conversion Rights

   The senior debt securities of any series may be convertible into shares of our common stock or our preferred stock on the terms and conditions described in an applicable prospectus supplement.

Events of Default, Notice and Waiver

   Unless otherwise provided in the applicable prospectus supplement, the following are events of default under the indenture for the senior debt securities:

   .   failure to pay principal or any premium when due;

   .   failure, continuing for 30 days, to pay interest when due;

   . failure, continuing for 30 days, to deposit any sinking fund payment when due;

   . failure to comply with the merger, consolidation or sale of assets provisions of the indenture;

   . failure to perform any other covenant made by us in the indenture, other than a covenant included in the indenture for the benefit of another series of senior debt securities, that continues for 30 days after written notice as provided in the indenture;

   . payment default, or other default resulting in acceleration of other indebtedness for money borrowed in an aggregate principal amount greater than $10,000,000, excluding non-recourse debt;

   . occurrence of an ERISA benefit plan liability or uninsured judgment greater than $10,000,000;

   .   certain events of bankruptcy, insolvency or reorganization; and

   . any other event of default as may be specified for the senior debt securities of an applicable series.

   If an event of default on any outstanding series of senior debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series, may declare the principal amount of all the senior debt securities of that series, to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment has been obtained, the holders of a majority in principal amount of the outstanding senior debt securities of that series may, under certain circumstances, rescind that acceleration. Depending on the terms of our other indebtedness outstanding from time to time, an event of default under senior debt securities may give rise to cross defaults on our other indebtedness.

   Within 60 days after the occurrence of a default under any series of senior debt securities, the trustee is obligated to give the holders of that series notice of all uncured and unwaived defaults known to it. Except in the case of a payment default, the trustee need not provide a notice of default if directors of XTO Energy or the trustee in good faith determine that withholding the notice is in the interest of those holders. In the case of a payment default under other indebtedness for money borrowed exceeding $10,000,000, however, notice will not be given until at least 60 days after the occurrence of that payment default.

   The trustee is required, in case of an event of default, to exercise its rights and powers under the indenture and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in conducting the person's own affairs. The holders of a majority in principal amount of the outstanding senior debt securities of any series have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on the trustee. Subject to the duty of the trustee to act with the requisite standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the senior debt securities unless they have offered to the trustee reasonable security or indemnity.

   No holder of a senior debt security of any series will have any right to institute any proceeding, except a suit to enforce payment of interest and principal then due, for any other remedy or otherwise under the indenture unless:

   . the holder has previously given the trustee written notice of a continuing event of default;

   . the holders of at least 25% in principal amount of the applicable series of senior debt securities have made written request to the trustee to institute the proceeding and have offered the trustee reasonable indemnity in its compliance with the request;

   . the trustee failed to institute the requested proceeding for 60 days after receipt of the written request; and

   . the trustee did not receive during that 60-day period inconsistent directions from holders of a majority in principal amount of the applicable series.

   The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default except a default in the payment of principal of or premium or interest on any senior debt security or a provision which cannot be modified or amended without the consent of the holder of each outstanding senior debt security affected. The holders of a majority in principal amount of the outstanding senior debt securities of any series may on behalf of the holders of all senior debt securities of that series waive compliance by us with certain restrictive provisions of the indenture applicable to securities of that series.

   Each quarter we are required to furnish to the trustee a statement as to the performance by us of our obligations under the indenture and as to any default in that performance.

Modification

   We and the trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the outstanding senior debt securities of each series affected by the modification or amendment. However, none of the following modifications or amendments may be made without the consent of the holder of each outstanding senior debt security affected:

   . change the stated maturity date of the principal of or any installment of interest on any senior debt security;

   . reduce the principal amount of or any premium or interest on any senior debt security;

   .   change the place or currency of payment on any senior debt security;

   . impair the right to institute suit for the enforcement of any payment on any senior debt security; or

   . reduce the percentage in principal amount of outstanding senior debt securities required to consent to a modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

   We and the trustee may, without the consent of any holders of senior debt securities, modify the indenture to, among other things:

   .   add additional covenants;

   .   add additional events of default;

   .   secure the senior debt securities;

   . provide for uncertificated senior debt securities in addition to or in place of certificated securities; and

   . cure ambiguities or inconsistencies in the indenture so long as the modification does not adversely affect the interests of the holders of outstanding senior debt securities in any material respect.

Consolidation, Merger and Sale of Assets

   Without the consent of any holders of outstanding senior debt securities, we may consolidate with or merge into another entity, or convey, transfer or lease substantially all of our assets to any entity if:

   . either we are the surviving person in the merger or the other person who survives the merger or consolidation or who acquires or leases substantially all of our assets is a corporation organized under the laws of any United States jurisdiction and assumes by supplemental indenture our obligations under the senior debt securities and the indenture;

   . after giving effect to the transaction, no event of default, or event that could become an event of default, has occurred and is continuing; and

   .   certain financial and other conditions are met.

   When a successor entity complies with these provisions, we will (except in the case of a lease) be relieved of our obligations under the indenture and the senior debt securities.

Defeasance

   Unless otherwise provided in the applicable prospectus supplement, if we deposit with the trustee funds or government obligations sufficient to make payments on any series of senior debt securities on the dates those payments are due and satisfy other specified conditions, then, at our option, either of the following will occur:

   . we will be discharged from our obligations under the senior debt securities of the series except for certain obligations to register the transfer or exchange of the debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust; or

   . we will be released from our obligations to comply with certain covenants relating to the series.

   We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of senior debt securities to recognize income, gain or loss for federal income tax purposes. If we elect the first alternative above, that opinion of counsel must be based upon a ruling from the IRS or a change in law.

   In the event we deposit money or government obligations to defease any subordinated debt securities, the money or government obligations so deposited will not be subject to the subordination provision of the indenture for those securities. In that instance, the subordinated debt securities will not be subordinated in right of payment to the holders of senior indebtedness to the extent of the money or government obligations deposited for the defeasance.

Form, Exchange, Registration and Transfer

   Senior debt securities will be issuable in definitive, registered form. They may also be issued in temporary or permanent global form. See "-- Global Securities" below.

   Senior debt securities of any series will be exchangeable for other senior debt securities of the same series and of the same aggregate principal amount in different authorized denominations.

   Senior debt securities may be presented for exchange as provided above, and may be presented for registration of transfer with the form of transfer duly executed, at the office of the security registrar or at the office of any transfer agent designated by us and referred to in an applicable prospectus supplement. The exchange or transfer will be made without service charge upon payment of any taxes and other governmental charges as described in the indenture, and upon the satisfaction of the security registrar or transfer agent, as the case may be, with the documents of title and identity of the person making the request. The indenture provides that the trustee will be appointed as security registrar. We may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts.

   In the event of any partial redemption of any series of senior debt securities, we will not be required to:

   . issue, register the transfer of or exchange debt securities of the series during a period beginning at the opening of business 15 days prior to the mailing of a notice of the redemption and ending on the close of business on the day of mailing the notice; or

   . register the transfer of or exchange any senior debt security called for redemption, except the unredeemed portion of the security being redeemed in part.

Global Securities

   We may issue senior debt securities of a series in whole or in part in the form of one or more fully registered global certificates that we will deposit with a depositary identified in a prospectus supplement. Unless and until it is exchanged in whole or in part for the individual senior debt securities it represents, a global security may not be transferred except as a whole:

   .   by the applicable depositary to a nominee of the depositary;

   .   by any nominee of the depositary to the depositary or another nominee;
       or

   . by the depositary or any nominee to a successor depositary or any nominee of the successor.

   We will describe the specific terms of the depository arrangement for a series of senior debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

   Upon issuance of a global security representing offered securities of a series, the depositary or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual senior debt securities represented by that global security to the accounts of participants that have accounts with the depositary. Those accounts will be designated by the dealers, underwriters or agents selling the securities or by us if they are sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants. Ownership by participants of beneficial interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee. Ownership of beneficial interests by persons other than participants will be shown on the records of participants. The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

   As long as the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered, for all purposes under the indenture, the sole owner and holder of the related senior debt securities. Except as described below, owners of beneficial interests in a global security:

   .   do not have the securities registered in their names;

   .   do not receive physical delivery of the securities in definitive form;
       and

   . are not considered the owners or holders under the indenture relating to those securities.

   We will make payments relating to senior debt securities represented by a global security to the depositary or its nominee as the registered owner of the global security representing those securities. We expect that the depositary or its nominee, upon receipt of any payments relating to a global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through them will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts in "street name," and will be the responsibility of the participants. We will not have any responsibility or liability for:

   . any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security;

   . maintaining, supervising or reviewing any records relating to any beneficial ownership interests in a global security;

   . any other aspect of the relationship between the depositary and its participants; or

   . the relationship between the participants and the owners of beneficial interests in a global security.

   All securities of a series represented by a global security will be exchanged for certificated securities in definitive form if:

   . the depositary notifies us that it is unwilling or unable to continue as depositary for the global security and we fail to appoint a successor depositary within 90 days;

   . we decide at any time not to have the securities of that series represented by a global security and so notify the trustee; or

   . an event of default has occurred and is continuing for the senior debt securities of that series and the depositary requests that definitive securities be issued.

   If there is such an exchange, we will issue certificated senior debt securities in authorized denominations and registered in the names directed by the depositary.

Payment and Paying Agents

   Unless otherwise indicated in a prospectus supplement, payment of principal of and premium and interest on senior debt securities of a series will be made in the designated currency or currency unit at the office of the paying agent or paying agents as we may designate from time to time. At our option, payment of any interest may instead be made by check mailed to the address of the registered holder appearing in the security register. Unless otherwise indicated in a prospectus supplement, payment of any installment of interest will be made to the registered holder at the close of business on the applicable regular record date.

   Unless otherwise indicated in a prospectus supplement, the corporate trust office of the trustee in the Borough of Manhattan, in New York City will be designated as our paying agent for payments relating to senior debt securities. Any other paying agents in the United States initially designated by us for senior debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each designated place of payment for each series of senior debt securities.

   All moneys we pay to a paying agent for the payment of principal of and any premium or interest on any senior debt security which remain unclaimed two years after becoming due and payable will, subject to applicable escheat laws, be repaid to us, and the holder of that debt security will look only to us for payment.

Notices

   Notices to holders of senior debt securities will be given by mail to the addresses appearing in the security register.

The Trustee

   The applicable prospectus supplement will specify the trustee under the indenture. The indenture contains limitations on the right of the trustee, if it is one of our creditors, to obtain payment of claims or to realize on property received on any of those claims, as security or otherwise. The trustee may engage in other transactions, except that, if it acquires any conflicting interest, it must eliminate that conflict or resign.

Governing Law

   The indenture and the senior debt securities are governed by and construed under New York law except to the extent that the Trust Indenture Act is applicable.

PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

   This section summarizes the general terms of the subordinated debt securities we may offer from time to time. The prospectus supplement relating to any particular subordinated debt securities offered will describe the specific terms of the series of subordinated debt securities, which may be in addition to or different from the general terms summarized in this section.

   Subordinated debt securities may be issued from time to time in one or more series under an indenture between XTO Energy and a trustee that is named in a prospectus supplement. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The following summary of the provisions of the indenture and the subordinated debt securities is not meant to be a complete description of all their terms and is qualified in its entirety by reference to the indenture.

General

   The subordinated debt securities will be unsecured and will rank junior and be subordinate in right of payment to all of our senior indebtedness. The indenture does not limit the amount of subordinated debt securities that may be issued under the indenture, and we may issue subordinated debt securities in one or more series in principal amounts as we authorize from time to time.

   Each prospectus supplement will describe the terms of any series of subordinated debt securities that we offer. The terms and provisions of the subordinated debt securities will be substantially similar to the terms and provisions of the senior debt securities summarized above except as described in this section. See "--Provisions Applicable to Senior Debt Securities" for a summary of those provisions. The subordinated debt securities will not be subject to any sinking fund provision.

Subordination

   The payment of the principal of and premium, if any, and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all senior indebtedness, whether now outstanding or incurred in the future. The indenture does not limit the amount of senior indebtedness that we may incur in the future. Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding up, assignment for the benefit of creditors or marshaling of assets and liabilities or any bankruptcy, insolvency, receivership, liquidation, reorganization or similar proceedings, the holders of all senior indebtedness will first be entitled to receive any payment in full of, or satisfactory provision for, all amounts due before the holders of subordinated debt securities will be entitled to receive any payments.

   In the event of a default in the payment of principal of, and premium, if any, or interest on, any senior indebtedness, no payment may be made on account of the subordinated debt securities until the default has been cured or the senior indebtedness has been paid in full. During the period of a default, other than a payment default, on any senior indebtedness that permits the acceleration of maturity, upon notice from the trustee or holders of that senior indebtedness, no payment may be made on account of the subordinated debt securities until the earlier of 179 days following that notice, the curing of the default or rescission of the notice. Our failure to make any payment when due on the subordinated debt securities after any applicable grace period, including because of a default on senior indebtedness, will constitute a default on the subordinated debt securities and entitle acceleration of their maturity.

   The subordination rights of holders of senior indebtedness will not be prejudiced or impaired by any acts or failures to act by us or by any holder of senior indebtedness. In certain circumstances the holders of subordinated debt securities will be subrogated to some of the rights of the holders of senior indebtedness upon payment in full of all senior indebtedness.

   By reason of subordination, in the event of our insolvency, the holders of senior indebtedness, as well as our other creditors who are holders of indebtedness that is not subordinated to the senior indebtedness, may recover more, ratably, than the holders of the subordinated debt securities. Holders of senior subordinated debt securities may recover more, ratably, than holders of subordinated debt securities.

   The term "senior indebtedness" means all indebtedness described below, including principal, premium, if any, and interest, including interest accruing after the filing of a petition in bankruptcy, whether incurred before, on or after the date of issuance of any subordinated debt securities, unless that indebtedness by its terms provides that it is subordinate in right of payment to or equal with the subordinated debt securities. Senior indebtedness excludes, however, any tax liability and any of our indebtedness to our subsidiaries or affiliates or their subsidiaries.

   The term "indebtedness" means all obligations:

   . of ours for borrowed money or the deferred purchase price of property or services, excluding accounts payable or other obligations arising in the ordinary course of business, but including letters of credit, bankers' acceptances or other similar credit transactions;

   .   of ours evidenced by bonds, notes, debentures or similar instruments;

   .   of ours under capitalized leases;

   . of other persons of the types referred to above as well as all dividends of other persons, in either case the payment of which is secured by any lien on our assets;

   .   under our guarantees of these types of indebtedness;

   . of ours under interest rate swap obligations and foreign currency hedges; and

   . described in the prospectus supplement relating to the series of subordinated debt securities.

   If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement will state the approximate aggregate principal amount of senior indebtedness outstanding as of a recent date.

   The terms of our existing outstanding 9 1/4% Senior Subordinated Notes due 2007 and 8 3/4% Senior Subordinated Notes due 2009 prohibit us from issuing subordinated debt securities ranking senior in right of payment to the 9 1/4% and 8 3/4% Notes.

                        DESCRIPTION OF PREFERRED STOCK

   This section summarizes the general terms of the preferred stock that we may offer. The prospectus supplement relating to a particular series of preferred stock offered will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the preferred stock and is subject to and qualified in its entirety by reference to all the provisions of our restated certificate of incorporation, the certificate of designation relating to the applicable series of preferred stock and the Delaware General Corporation Law. The certificate of designation will be filed as an exhibit to or incorporated by reference in the registration statement.


   Our restated certificate of incorporation authorizes us to issue 25,000,000 shares of preferred stock, par value of $.01 per share. There were no shares of preferred stock outstanding on December 5, 2001. We may issue preferred stock from time to time in one or more classes or series with such rights and preferences, including voting, dividend and conversion rights and other terms, as our board of directors may establish without any further authorization by the stockholders.

   The preferred stock that we may offer will be issued in one or more classes or series. The prospectus supplement relating to the particular class or series of preferred stock will describe the specific terms of the class or series, including:

   . the designation and stated value, if any, per share and the number of shares offered;

   . the amount of liquidation preference per share and any priority relative to any other class or series of preferred stock or common stock;

   .   the initial public offering price at which shares will be issued;

   . the dividend rate (or method of calculation), the dates on which dividends will be payable and the dates from which dividends will commence to cumulate, if any;

   .   any redemption or sinking fund provisions;

   .   any conversion or exchange rights;

   .   any voting rights; and

   .   any other rights, preferences, privileges, limitations and restrictions.

General

   The holders of preferred stock will have no preemptive rights. Upon issuance against full payment of the purchase price, the preferred stock will be fully paid and non-assessable. Unless otherwise provided in the prospectus supplement relating to the particular class or series, the preferred stock will have the rights described below.

Dividends

   The preferred stock will be preferred over any class or series of common stock as to payment of dividends. Before we can declare, pay or set apart for payment any dividends or distributions, other than dividends or distributions payable in common stock, on the common stock, we will pay dividends to the holders of shares of each class and series of preferred stock entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates stated in the prospectus supplement. For each class or series of preferred stock, the dividends on each share of the class or series will be cumulative from the date of issue of the share unless some other date is stated in the prospectus supplement relating to the class or series. Accruals of dividends will not bear interest.

Liquidation

   The preferred stock will be preferred over the common stock as to asset distributions so that the holders of each class and series of preferred stock will be entitled to be paid the amount stated in the applicable prospectus supplement upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, unless otherwise described in a prospectus supplement, our entire remaining net assets will be distributed among the holders of each class and series of preferred stock in amounts proportional to the full amounts to which the holders of each class and series are entitled.

Redemption or Conversion

   The shares of any class or series of preferred stock will be redeemable, or will be convertible into shares of common stock or any other class or series of preferred stock, to the extent described in the prospectus supplement relating to the series.

                          DESCRIPTION OF COMMON STOCK


   We are authorized to issue up to 250,000,000 shares of common stock, par value $.01 per share. As of December 5, 2001, there were 131,988,733 shares of common stock issued (including 8,215,998 shares held in our treasury).


   Our restated certificate of incorporation permits us to issue common stock divided into classes and series, and to designate for each class or series the rights, preferences and restrictions of that class or series, including voting rights and dividend and liquidation preferences. We do not intend to issue common stock in any class or series other than the currently issued common stock. This section summarizes the general terms of our currently issued common stock. The prospectus supplement relating to the common stock offered will state the number of shares offered, the initial offering price and market price, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of our restated certificate of incorporation and bylaws and the Delaware General Corporation Law.

General

   All shares of common stock have equal rights to participate in dividends and, in the event of liquidation, assets available for distribution to stockholders, subject to any preference of the preferred stock. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Voting rights for the election of directors are non-cumulative. Shares of common stock carry no conversion, preemptive or subscription rights and are not subject to redemption. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and non-assessable. We may pay dividends on the common stock when, as and if declared by our board of directors. Dividends may be declared in the discretion of the board of directors from funds legally available, subject to restrictions under agreements related to our indebtedness.

   The outstanding shares of common stock are listed on the New York Stock Exchange and trade under the symbol "XTO." The transfer agent, registrar and dividend disbursement agent for the common stock is Mellon Investor Services LLC.

Preferred Share Purchase Rights

   Each share of common stock will be issued with one preferred share purchase right until the earliest of the time the rights become exercisable, expire or are redeemed. In general, after the rights become exercisable, each right entitles the holder to purchase at a specified exercise price one one-thousandth of a share of our Series A Junior Participating Preferred Stock. Initially the rights will not be exercisable and will trade with, and will not be separable from, the common stock. The rights will only become exercisable after the earlier to occur of (a) 10 days following a public announcement that a person or group of affiliated persons has acquired beneficial ownership of 15% or more of the outstanding common stock or (b) 10 business days (or a later date as determined by our board of directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in beneficial ownership by a person or group of 15% or more of the outstanding common stock. If XTO Energy were acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power were sold, proper provision would be made so that each right would entitle its holder to purchase, upon the exercise of the right at the then current exercise price, that number of shares of common stock of the acquiring company having a market value of twice the exercise price of the right. If any person or group were to acquire beneficial ownership of 15% or more of the outstanding common stock, each right would entitle its holder, other than the acquiring person whose rights would become void, to purchase, upon the exercise of the right at the then current exercise price, that number of shares of common stock having a market value on the date of that 15% acquisition of twice the exercise price of the right.

   Our board of directors may at its option, at any time after a 15% acquisition but prior to the acquisition of more than 50% of the outstanding common stock, exchange all or part of the then outstanding and exercisable rights, other than those held by the acquiring person whose rights would become void, for common stock or preferred stock. The exchange rate per right would be one share of common stock or an amount of preferred stock having a market value equal to one share of common stock. The board of directors may, at any time prior to a 15% acquisition, redeem all, but not part, of the rights at a redemption price of $.01 per right, effective at the time, on the basis and with whatever conditions the board of directors may establish.

   Until the rights are no longer redeemable, we may amend the rights in any manner other than to change the redemption price. After the rights are no longer redeemable, we may amend the rights in any manner that does not adversely affect the holders of the rights. The rights will expire on August 25, 2008.

   The foregoing summary of the rights is not complete and is subject to the more complete description in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 8, 1998, and to the Rights Agreement, dated as of August 25, 1998, between Cross Timbers Oil Company (XTO Energy's prior name) and ChaseMellon Shareholders Services, LLC, predecessor to Mellon Investor Services LLC, as rights agent.

Other Matters

   Our bylaws provide for a classified board of directors divided into three classes with each director serving a three-year term. The classified board provision and the preferred share purchase rights described above may have the effect of discouraging take-over attempts and could delay or prevent a change of control of XTO Energy.

                            DESCRIPTION OF WARRANTS

   The following is a description of the general terms and provisions of the warrants. The particular terms of any series of warrants will be described in a prospectus supplement. If so indicated in a prospectus supplement, the terms of that series may differ from the terms summarized below.

General

   We may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any debt securities, preferred stock or common stock and may be attached to or separate from the debt securities, preferred stock or common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

   We currently have outstanding warrants to acquire 2,141,552 shares of common stock at a price of $6.70 per share. These warrants were originally issued on December 1, 1997, as part of the consideration we paid for acquiring producing properties.

   You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered including the following:

   .   the title of the warrants;

   .   the aggregate number of warrants;

   .   the price or prices at which the warrants will be issued;

   . the designation, aggregate principal amount, denominations and terms of the debt securities purchasable upon exercise of a warrant to purchase debt securities and the price at which the debt securities may be purchased upon exercise;

   . the designation, stated value, terms (including liquidation, dividend, conversion and voting rights), number of shares and purchase price per share of the class or series of preferred stock purchasable upon the exercise of warrants to purchase shares of preferred stock;

   . the number of shares and the purchase price per share of common stock purchasable upon the exercise of warrants to purchase shares of common stock;

   . if applicable, the date on and after which the warrants and the related securities will be separately transferable;

   . the date on which the right to exercise the warrants will commence and the date on which the right will expire;

   . if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

   .   information regarding book-entry procedures, if any;

   . if applicable, a discussion of material United States federal income tax considerations; and

   . any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                             PLAN OF DISTRIBUTION

   We may sell debt securities, common stock, preferred stock and warrants in one or more of the following ways from time to time:

   .   to underwriters for resale to the public or to institutional investors;

   .   directly to institutional investors; or

   .   through agents to the public or to institutional investors.

   The offered securities may be distributed periodically in one or more transactions at:

   .   a fixed price or prices, which may be changed;

   .   market prices prevailing at the time of sale;

   .   prices related to the prevailing market prices; or

   .   negotiated prices.

   In connection with the sale of securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

   The prospectus supplement will describe the terms of the offering of the securities, including:

   .   the purchase price of the securities and the sales proceeds to us;

   .   the name or names of any underwriters or agents;

   . any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

   .   any discounts or concessions allowed or re-allowed or paid to dealers;
       and

   .   any securities exchange on which the securities may be listed.

   If one or more underwriters are used in the offer and sale of securities, we will execute an underwriting agreement with the underwriters at the time of sale of the securities to the underwriters, and we will provide in the prospectus supplement the names of the underwriters and the principal terms of the underwriting agreement.

   Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and agents may be entitled under agreements entered into with us to indemnification and contribution by us for certain civil liabilities, including liabilities under the Securities Act.

   Underwriters and agents and/or their affiliates may engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

   Except for our common stock, which is listed on the New York Stock Exchange, each offering of securities will be a new issue of securities and will have no established trading market. Any common stock sold will be listed on the New York Stock Exchange subject to official notice of issuance. Other securities may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

                        VALIDITY OF OFFERED SECURITIES

   The validity of the offered securities will be passed upon for us by Kelly, Hart & Hallman, P.C., Fort Worth, Texas, and for the underwriters or agents, if any, by a firm named in the prospectus supplement relating to the particular security.

                                    EXPERTS

   The audited financial statements incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report relating to those financial statements, and are incorporated by reference in this prospectus in reliance upon their authority as experts in accounting and auditing. Any future audited financial statements and the reports of our independent public accountants with respect to those audited financial statements hereafter incorporated by reference in this prospectus and the registration statement will be incorporated in reliance upon the authority of that firm as experts in giving those reports to the extent it has audited those financial statements and consented to the use of their reports with respect to those audited financial statements.

   Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves owned by us, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by Miller and Lents,

Ltd., independent petroleum engineers, and all such information has been so incorporated in reliance on the authority of such firm as experts regarding the matters contained in their report. Future estimates of oil and natural gas reserves and related information hereafter incorporated by reference in this prospectus and the registration statement will be incorporated in reliance upon the reports of the firm examining such oil and gas reserves and related information and upon the authority of that firm as experts regarding the matters contained in their reports, to the extent the firm has consented to the use of their reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

   Set forth below is an estimate of the approximate amount of the fees and expenses expected to be incurred by XTO Energy in connection with offerings described in this Registration Statement.

Registration Fee............................. $150,000
Trustee's and its Counsel's Fees and Expenses   50,000
Printing and Engraving.......................  100,000
Accountants' Fees and Expenses...............   50,000
Rating Agency Fees...........................   90,000
Legal Fees and Expenses......................  100,000
Engineers' Fees and Expenses.................   10,000
Miscellaneous................................  150,000
                                              --------
                                              $700,000
                                              ========

Item 15. Indemnification of Directors and Officers.

   XTO Energy is incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Article Nine of the Restated Certificate of Incorporation of XTO Energy permits indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL. Reference is made to the Restated Certificate of Incorporation of XTO Energy.

   Additionally, XTO Energy has acquired directors and officers insurance in the amount of $45,000,000, which includes coverage for liability under the federal securities laws.

   Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ten of XTO Energy's Restated Certificate of Incorporation contains such a provision.

   The above discussion of XTO Energy's Restated Certificate of Incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Restated Certificate of Incorporation and statutes.

Item 16. Exhibits



Exhibit
 Number                                      Description of Exhibits

 4.1+   Restated Certificate of Incorporation of XTO Energy as restated on August 22, 2001

 4.2    Bylaws of XTO Energy, incorporated by reference from Exhibit 3.4 to Cross Timbers Oil Company's
        (XTO Energy's prior name) Registration Statement on Form S-1, File No. 33-59820

 4.3    Form of Indenture for Senior Debt Securities

 4.4    Form of Senior Debt Security (included in Exhibit 4.3 as Exhibit A)

 4.5    Form of Indenture for Subordinated Debt Securities

 4.6    Form of Subordinated Debt Security (included in Exhibit 4.5 as Exhibit A)

 4.7*   Form of Certificate of Designations of Preferred Stock

 4.8*   Form of Debt Warrant Agreement (including form of Debt Warrant Certificate)

 4.9*   Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant Certificate)

 4.10*  Form of Common Stock Warrant Agreement (including form of Common Stock Warrant Certificate)

 5.1    Opinion of Kelly, Hart & Hallman, P.C.

12.1    Computation of Ratio of Earnings to Fixed Charges, incorporated by reference from Exhibit 12.1 to
        Cross Timbers Oil Company's (XTO Energy's prior name) Annual Report on Form 10-K for the year ended December 31, 2000

15.1    Awareness Letter of Arthur Andersen LLP

23.1    Consent of Arthur Andersen LLP

23.2    Consent of Miller and Lents, Ltd.

23.3    Consent of Kelly, Hart & Hallman, P.C. (set forth in their opinion filed as Exhibit 5.1)

24.1+   Power of Attorney (set forth on the signature page of the original filing)

25.1*   Statement of Eligibility of Trustee on Form T-1 with respect to Debt Securities

--------
* To be filed by amendment

+ Previously filed


Item 17. Undertakings

   The registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement;

      (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on the 7th day of December, 2001.


                                          XTO ENERGY INC.

                                          By:   /s/ Louis G. Baldwin
                                                  Louis G. Baldwin
                                          Executive Vice President and
                                                Chief Financial Officer


   Pursuant to the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                        Title                      Dated
        ---------                        -----                      -----
   /s/ Bob R. Simpson*                                         December 7, 2001
 ------------------------ Director and Chairman of the Board
      Bob R. Simpson        (Principal Executive Officer)

  /s/ Steffen E. Palko*   Director, Vice Chairman of the       December 7, 2001
 ------------------------   Board and President (Principal
     Steffen E. Palko       Executive Officer)

   /s/ W. H. Adams III*   Director                             December 7, 2001
 ------------------------
     W. H. Adams III

 /s/ J. Luther King, Jr.* Director                             December 7, 2001
 ------------------------
   J. Luther King, Jr.

   /s/ Jack P. Randall*   Director                             December 7, 2001
 ------------------------
     Jack P. Randall

  /s/ Scott G. Sherman*   Director                             December7, 2001
 ------------------------
     Scott G. Sherman

  /s/ Herbert D. Simons*  Director                             December 7, 2001
 ------------------------
    Herbert D. Simons

   /s/ Louis G. Baldwin   Executive Vice President and Chief   December 7, 2001
 ------------------------   Financial Officer (Principal
     Louis G. Baldwin       Financial Officer)

  /s/ Bennie G. Kniffen                                        December 7, 2001
 ------------------------ Senior Vice President and Controller
    Bennie G. Kniffen       (Principal Accounting Officer)



*By:  /s/  Louis G. Baldwin


        Louis G. Baldwin


        Attorney-in-Fact